Exhibit 10.3

DOLBY LABORATORIES, INC.

CONSULTING SERVICES AGREEMENT

This Services Agreement (“Agreement”) is entered into as of February 2, 2011, by and between Dolby Laboratories, Inc., a Delaware corporation (the “Company”) and David Dolby (“Consultant”).

WHEREAS, the Company desires to retain Consultant as an independent contractor to perform consulting services, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Services. As of February 2, 2011 (the “Effective Date”), Consultant will serve as a consultant to advise the ad hoc Technology Strategy Committee (the “TSC”) of the Board of Directors of the Company (the “Board”) on technologies and other related matters as the TSC may request. The services to be performed by Consultant hereunder shall be referred to herein as the “Services.” The period of the consultancy under this Agreement is referred to herein as the “Consultancy Term.” During the Consultancy Term, Consultant will perform his duties faithfully and to the best of his ability. In no event will Consultant have the authority to bind the Company or represent the Company to any third party or to provide direction to members of management, except through a recommendation made by the TSC to the Board of Directors.

Specifically, Consultant will perform research and analyses and work on projects supporting the work of the TSC, as set forth in its charter. The scope and requirements of the Services will be determined by the Chairman of the TSC in consultation with other members of the TSC and Consultant. The Consultant’s work will be overseen by the Chairman of the Technology Strategy Committee and the Chairman of the Board of Directors.

2. Support. The Company will make available information and access to Consultant necessary to analyze and evaluate the issues being explored by the Technology Strategy Committee

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Consultant may participate in internal and external meetings, seminars, and trade shows, where technology-related subjects are reviewed or discussed, to the extent that such attendance is consistent with the current agenda of the TSC and with the prior agreement of the Chairman of the TSC or the Chairman of the Board.

•	Consultant will be provided with adequate administrative support as necessary to perform the Services.

3. Compensation. The Company will pay Consultant $8,333 per month ($100,000 annually) for the Services performed under this Agreement.

4. Withholding. Consultant shall have full responsibility for applicable withholding taxes for all compensation paid to Consultant under this Agreement, and for compliance with all applicable labor and employment requirements with respect to Consultant’s self-employment, sole proprietorship or other form of business organization.

5. Confidentiality/Corporate Opportunity. Consultant will maintain in confidence and will not, directly or indirectly, disclose or use, either during or after the term of this Agreement, any proprietary information, confidential information, know-how or trade secrets belonging to Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services and to perform Consultant’s duties as a member of the board of directors of the Company. Upon the written request of Company, Consultant shall return to Company all Company proprietary information, confidential information, know-how or trade secrets in Consultant’s possession. Consultant shall not appropriate any corporate opportunity rightfully belonging to the Company.

6. Conflicting Obligations. Consultant certifies that Consultant has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Consultant from complying with the provisions of this Agreement. Consultant will not enter into any such conflicting agreement during the term of this Agreement.

7. Independent Contractor; Benefits. It is the express intention of the Company and Consultant that Consultant performs the Services as an independent contractor. Nothing in this Agreement shall in any way be construed to constitute Consultant as an employee or entitling Consultant to any of benefits otherwise provided to employees of the Company. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

8. Termination and Survival.

A. Consultancy Term and Termination. The Consultancy Term shall be one year from the Effective Date. The Company may terminate this Agreement for “Cause”. “Cause” means, the Consultant’s: (i) refusal or failure to act in accordance with any specific, lawful direction or order of the TSC; (ii) unfitness or unavailability for service or unsatisfactory performance (other than as a result of disability); (iii) performance of any act or failure to perform any act in bad faith and to the detriment of the Company; (iv) dishonesty, intentional misconduct or material breach of any agreement with the Company; or (v) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person. At least 30 days prior to the termination of the Agreement pursuant to (i) or (ii) above, the Company shall provide the Consultant with notice of the Company’s intent to terminate, the reason therefore, and an opportunity for the Consultant to cure such defects in his service to the Company’s satisfaction.

The Agreement will terminate immediately upon the death or disability of Consultant, or at such time as Consultant is no longer a member of the Board of Directors of the Company.

B. Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other under this Agreement shall cease except:

(1) The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies; and

(2) All Sections of this Agreement other than Section 1 (Services), Section 2 (Support), and Section 3 (Compensation) will survive termination of this Agreement.

9. Miscellaneous.

A. Governing Law; Consent to Personal Jurisdiction. This Agreement shall be governed by the laws of California without regard to California’s conflicts of law rules. To the extent that any lawsuit is permitted under this Agreement, the parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in California.

B. Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as otherwise provided in this Agreement, Consultant may not sell, assign, or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of Company’s relevant assets, whether by merger, consolidation, sale of assets or stock, or otherwise.

C. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement. Consultant represents and warrants that he is not relying on any statement or representation not contained in this Agreement.

D. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

E. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile; or (iii) mailed by U.S. registered or certified mail (return receipt requested), to the party at the party’s address written below or at such other address as the party may have previously specified by like notice. If sent by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section.

(1) If to the Company, to:

Dolby Laboratories, Inc.

100 Potrero Avenue

San Francisco, CA 94103

Attention: General Counsel

(2) If to Consultant, to the last address of Consultant provided by Consultant to the Company.

F. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Services Agreement as of the date first written above.

CONSULTANT	DOLBY LABORATORIES, INC.

/s/ David Dolby	By:	/s/ Andy Sherman
David Dolby	Name:	Andy Sherman
	Title:	February 2, 2011